 EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 In connection with the Quarterly Report of China Broadband, Inc. (f/k/a Alpha Nutra, Inc.) (the "Company") on Form 10-QSB/A for the period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Marc Urbach, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

 (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

 A signed original of this written statement required by Section 906 has been provided to China Broadband, Inc. (f/k/a Alpha Nutra, Inc.) and will be retained by China Broadband, Inc. (f/k/a Alpha Nutra, Inc.) and furnished to the Securities and Exchange Commission or its staff upon request.

August 19, 2008	By:	/s/ Marc Urbach
Name: Marc Urbach Title: President (Principal Executive Officer)